UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 21, 2005

O.A.K. FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-22461 (Commission File Number)	38-2817345 (IRS Employer Identification no.)

2445 84th Street, S.W.
Byron Center, MI	49315
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-1591

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]      Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[    ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 2.02    Results of Operations and Financial Conditions

On January 21, 2005, O.A.K. Financial Corporation issued a press release announcing results for the 2004 fourth quarter and full year 2004 results. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9.01    Financial Statements and Exhibits

      (c)    Exhibit

              99.1      Press Release Dated January 21, 2005.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 21, 2005	O.A.K. FINANCIAL CORPORATION (Registrant) By /s/ James A. Luyk ———————————— James A. Luyk Chief Financial Officer

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EXHIBIT INDEX

Exhibit 99.1     Press Release Dated January 21, 2005.

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EXHIBIT 99.1

OAK FINANCIAL CORPORATION ANNOUNCES FOURTH QUARTER AND
FULL YEAR 2004 RESULTS

Highlights Include:

•	Improved Asset Quality and Net Interest Margin
•	$1.1 Million Reversal From Allowance for Loan Losses
•	Fourth Quarter Net Income of $1,821,000, up 53%
•	Full Year Net Income of $4,504,000, up 8.3%
•	15% Annualized Asset Growth in the Fourth Quarter

Byron Center, MI, January 21, 2005 - - OAK Financial Corporation (OKFC), a West Michigan based bank holding company, reported net income of $4.5 million, up 8.3% from the $4.16 million reported in the 2003 fiscal year. Basic and diluted earnings per share in 2004 were $2.21, an increase of 8.3% over the $2.04 reported for the prior fiscal year.

Net income for the fourth quarter of 2004 was $1,821,000, an increase of 53% over the $1,194,000 reported in the fourth quarter of the prior year. Basic and diluted earnings per share were $0.89, up 53% from the $0.58 reported in the fourth quarter of 2003. The sharply higher earnings in the fourth quarter reflect the reversal of $1.1 million from the allowance for loan losses due to continued improvement in asset quality and improvement in the net interest margin.

Patrick K. Gill, President and CEO, commented: “During the past two years, we’ve devoted significant resources to addressing asset quality issues that arose under prior management. Our success in addressing those issues has made it possible, consistent with regulatory guidelines, to reverse $1.1 million from our loan loss reserve. Taking the step of adjusting our reserve is gratifying and confirms our commitment to asset quality. It also speaks convincingly to the capabilities of our lenders and loan managers.”

“As we’ve addressed our asset quality issues,” Gill continued, ” our focus has shifted to growth and earnings. While total assets have increased throughout the year, we’re especially pleased with our 15% annualized growth rate during the fourth quarter. Performance at that level indicates a strong demand for what we offer. We’re confident in our ability to take advantage of the many opportunities that exist within the West Michigan market.”

Net interest income improved markedly in the fourth quarter of 2004. On a linked quarter basis, net interest income increased $328,000, or 8.0%, compared to the third quarter of 2004 and improved 9.9% compared to the fourth quarter of 2003. While the bank’s net interest margin remains below historic levels, due to the low interest rate environment and strong local competition, the bank’s net interest margin has improved for three consecutive quarters. The bank’s net interest margin in the fourth quarter of 2004 was 3.62% compared to 3.48% in the fourth quarter of 2003, up 14 basis points. Compared to the third quarter of 2004, the bank’s net interest margin increased 20 basis points.

Total non-interest income, excluding security gains, was $1.2 million in both the fourth quarter of 2004 and the fourth quarter of 2003. For the full year, non-interest income, excluding security gains, declined by 9%. The decline reflects a slowdown in mortgage business compared to the significant refinance activity in 2003.

Total operating expenses in the fourth quarter of 2004 increased 8% compared to the fourth quarter of 2003. The increase is largely due to a $220,000 non-recurring reduction in expense in the fourth quarter of 2003 and a $167,000 accrual in the fourth quarter of 2004 for a corporate initiative that will be announced in the first quarter of 2005. For the year, operating expenses were essentially flat compared to the prior fiscal year. Salary expense increased less than 2% during 2004. Benefit expense grew as a result of a 42% increase in health insurance costs. Occupancy and equipment cost rose modestly and total other expense declined $428,000, or 9%, for the year as the result of on-going cost reduction efforts which continue to be realized, as well as a decline in FDIC insurance premiums.

Total assets and loans increased $32 million and $45 million respectively from December 31, 2003 to December 31, 2004. The fourth quarter not only represents the fifth consecutive quarter of asset and loan growth, it also represents an acceleration of the growth rates as planned. During the fourth quarter total loans increased $14 million and total assets increased $19 million, both represent an annualized growth rate of 15% per year. Total deposits grew over $40 million in the fourth quarter and increased $45 million from December 31, 2003. The Company continues to be well capitalized, with an equity-to-asset ratio of 10.6% at December 31, 2004, compared to 10.8% at December 31, 2003.

OAK Financial Corporation is a single bank holding company, which provides traditional banking services and products through twelve banking offices serving twelve communities in Kent, Ottawa and Allegan counties in western Michigan. The Bank owns a subsidiary, OAK Financial Services, which offers mutual fund products, securities brokerage services, retirement planning services, investment management and advisory services. Insurance products such as property and casualty, life, disability and long-term care insurance are provided through the Dornbush Insurance Agency subsidiary. For information regarding stock transactions, please contact Kent King Securities at 1-888-804-8891, Howe Barnes at 1-800-800-4693, Royal Securities at 616-538-2550 or Stifel, Nicolaus & Co., Inc. at 616-942-1717.

CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning future growth in earning assets and net income. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

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For more information, please contact:
Patrick K. Gill, President & CEO at (616) 662-3113, or James A. Luyk, Executive Vice President CFO at (616) 662-3124 OAK Financial Corporation, Byron Center, Mich.

O.A.K. FINANCIAL CORPORATION	CONSOLIDATED BALANCE SHEETS
AND SUBSIDIARY

(Dollars in thousands)

ASSETS	December 31, 2004 (Unaudited)	December 31, 2003

Cash and due from banks	$9,967	$12,431
Federal funds sold	-	7,100

Cash and cash equivalents	9,967	19,531

Available-for-sale securities	99,773	103,395

Loans held for sale	2,719	1,705

Portfolio loans	408,867	363,565
Allowance for loan losses	(6,846)	(8,390)

Net Loans	402,021	355,175

Accrued interest receivable	2,306	2,266
Premises and equipment, net	13,742	14,428
Restricted investments	3,073	2,977
Other assets	6,737	9,056

Total assets	$540,338	$508,533

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits
Non-interest bearing	$56,859	$49,814
Interest bearing	359,278	321,250

Total deposits	416,137	371,064

Securities sold under agreements to repurchase
and federal funds purchased	38,363	44,338
FHLB Advances	22,800	33,000
Borrowed funds	2,387	1,491
Other liabilities	3,298	3,560

Total liabilities	482,985	453,453

Stockholders' equity
Common stock, $1 par value; 4,000,000 shares authorized;
2,034,691 shares issued and outstanding	2,035	2,035
Additional paid-in capital	6,001	6,023
Retained earnings	48,750	45,774
Accumulated other comprehensive income	567	1,248

Total stockholders' equity	57,353	55,080

Total liabilities and stockholders' equity	$540,338	$508,533

O.A.K. FINANCIAL CORPORATION	CONSOLIDATED STATEMENTS OF INCOME
AND SUBSIDIARY

(Dollars in thousands, except earnings per share)

	Year Ended December 31,

	2004	2003	2002

Interest income
Interest and fees on loans	$21,280	$22,914	$28,428
Available-for-sale securities	3,269	3,234	3,326
Restricted investments	148	158	175
Other	37	305	100

Total interest income	24,734	26,611	32,029

Interest expense
Deposits	6,453	7,491	10,152
Borrowed funds	1,718	1,772	2,050
Securities sold under agreements to repurchase	327	470	702

Total interest expense	8,498	9,733	12,904

Net interest income	16,236	16,878	19,125

Provision for loan losses	(1,100)	625	4,070

Net interest income after provision for
loan losses	17,336	16,253	15,055

Non-interest income
Service charges on deposit accounts	2,432	2,163	1,866
Mortgage Banking	1,228	1,799	2,789
Net gain on sales of available for sale securities	282	236	80
Insurance premiums & brokerage fees	1,390	1,534	1,404
Other	404	503	449

Total non-interest income	5,736	6,235	6,588

Non-interest expenses
Salaries	8,184	8,044	7,343
Employee benefits	2,015	1,764	1,792
Occupancy (net)	1,305	1,249	1,197
Furniture and fixtures	1,130	1,100	1,062
Other	4,181	4,609	4,981

Total non-interest expenses	16,815	16,766	16,375

Income before federal income taxes	6,257	5,722	5,268

Federal income taxes	1,753	1,564	1,490

Net income	$4,504	$4,158	$3,778

Income per common share:
Basic	$2.21	$2.04	$1.86
Diluted	$2.21	$2.04	$1.86

OAK Financial Corporation
Consolidated Financial Highlights
(Unaudited)

(Dollars in thousands except per share data)	4th Qtr 2004	3rd Qtr 2004	2nd Qtr 2004	1st Qtr 2004	4th Qtr 2003

Earnings
Net interest income	$4,408	$4,080	$3,890	$3,858	$4,010
Provision for loan losses	$(1,100)	$0	$0	$0	$0
Non-interest income	$1,295	$1,382	$1,707	$1,352	$1,481
Non-interest expense	$4,194	$4,212	$4,293	$4,116	$3,866
Net income	$1,821	$919	$952	$812	$1,194
Basic earnings per share	$0.89	$0.45	$0.47	$0.40	$0.58
Diluted earnings per share	$0.89	$0.45	$0.47	$0.40	$0.58
Average shares outstanding	2,035	2,035	2,035	2,035	2,035

Performance Ratios
Return on average assets	1.37%	0.71%	0.74%	0.64%	0.94%
Return on average equity	12.77%	6.55%	6.90%	5.86%	8.63%
Net interest margin (tax-equivalent)	3.62%	3.42%	3.31%	3.27%	3.48%
Efficiency ratio	72.0%	75.4%	77.8%	76.4%	71.5%
Full-time equivalent employees	191	199	201	197	195
Ending equity to ending assets	10.61%	10.85%	10.68%	11.00%	10.83%
Book value per share	$28.19	$27.79	$27.13	$27.49	$27.06

Asset Quality
Net loans charged-off	$108	$186	$53	$97	$42
Net charge-offs to total average loans (annualized)	0.11%	0.19%	0.06%	0.11%	0.05%
Nonperforming Assets	$1,495	$1,936	$3,325	$2,600	$2,098
Allowance for loan losses to total loans	1.67%	2.04%	2.15%	2.26%	2.31%
Nonperforming Assets to total loans	0.37%	0.49%	0.87%	0.71%	0.58%

(Dollars in thousands except per share data)	YTD 12/31/04	YTD 12/31/03

Earnings
Net interest income	$16,236	$16,878
Provision for loan losses	$(1,100)	$625
Non-interest income	$5,736	$6,235
Non-interest expense	$16,815	$16,766
Net income	$4,504	$4,158
Basic earnings per share	$2.21	$2.04
Diluted earnings per share	$2.21	$2.04
Average shares outstanding	2,035	2,035

Performance Ratios
Return on average assets	0.87%	0.80%
Return on average equity	8.05%	7.75%
Net interest margin (tax-equivalent)	3.42%	3.59%
Efficiency ratio	75.8%	71.7%

Asset Quality
Net loans charged-off	$444	$633
Net charge-offs to total average loans (annualized)	0.12%	0.18%